EXHIBIT 5.1

                                   LAW OFFICES
                    NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 400 COLONY SQUARE
                                     SUITE 2200
                              1201 PEACHTREE STREET, N.E.
                                ATLANTA, GEORGIA  30361
                                TELEPHONE (404) 817-6000
                                TELECOPIER (404) 817-6050


                                                  OTHER OFFICES:
                                                  Charleston, South Carolina
                                                  Charlotte, North Carolina
                                                  Columbia, South Carolina
                                                  Florence, South Carolina
                                                  Greenville, South Carolina
                                                  Myrtle Beach, South Carolina


                         September ___, 1996


Kinark Corporation
7060 South Yale
Tulsa, Oklahoma  74136

Ladies and Gentlemen:

     We have acted as counsel to Kinark Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 6,066,536 shares (the "Shares") of the Company's common stock, $.10 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.


     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,


                              /S/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.